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                                                                    EXHIBIT 23.3

                   [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to (i) the incorporation by reference in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-3 filed by Queen Sand Resources, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, of information contained in our reserve reports relating to the proved oil and natural gas reserves and future net revenues of oil and natural gas reserves of the Company as of June 30, 1997 (other than with respect to the Property Acquisitions (as defined in the Prospectus)) and June 30, 1998 (other than with respect to the Morgan Properties (as defined in the Prospectus)) and all references to such report letters and/or this firm in such Prospectus and (ii) further consent to our being named as an expert therein in the section titled "Engineers."


                                        H.J. GRUY AND ASSOCIATES, INC.



                                        By: /s/ ROBERT J. NAAS
                                           -----------------------------------
                                        Name:   Robert J. Naas
                                        Title:  Executive Vice President

January 21, 1999